EXHIBIT 99.2
CDW Authorizes $750 Million Share Repurchase Program Increase and Declares Quarterly Cash Dividend of $0.59 Per Share
Reinforces Ongoing Commitment to Delivering Value to Stockholders

LINCOLNSHIRE, Ill., February 8, 2023 -- CDW Corporation (Nasdaq: CDW), a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada, today announced that its Board of Directors has authorized a $750 million increase to the company’s share repurchase program and declared a quarterly cash dividend. The cash dividend of $0.59 per common share will be paid on March 10, 2023 to all stockholders of record as of the close of business on February 24, 2023. This amount represents a 18 percent increase over last year’s dividend.
“Since our IPO in June 2013, our dividend has increased ten-fold and we have returned more than $5.5 billion to stockholders through share repurchases and dividends,” said Albert J. Miralles, chief financial officer, CDW. “Share repurchases and annual dividend increases continue to be an important part of our capital allocation priorities, along with managing our net leverage and making strategic acquisitions. Our capital allocation strategy has enabled us to deliver value to our stockholders just as we have delivered value to our customers and partners for more than 35 years.”
Future dividends and share repurchase authorizations will be subject to approval by CDW's Board of Directors. The $750 million authorization is incremental to the approximately $88 million remaining from the previous repurchase program as of December 31, 2022. Our share repurchase program was initially authorized for $500 million in November 2014, and reauthorized for an incremental $750 million in both May 2016 and August 2017, $1 billion in February 2019, and $1.25 billion in February 2021. Share repurchases under the program will be made from time to time in private transactions, open market purchases or other transactions as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors including but not limited to price, regulatory requirements and capital availability. The program does not require the purchase of any minimum dollar amount or number of shares and the program may be modified, suspended or discontinued at any time.
About CDW
CDW Corporation (Nasdaq: CDW) is a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada. A Fortune 500 company and member of the S&P 500 Index, CDW was founded in 1984 and employs approximately 15,100 coworkers. For the year ended December 31, 2022, the company generated Net sales of approximately $24 billion. For more information about CDW, please visit www.CDW.com.
Forward-Looking Statements
Statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future dividends, share repurchases, earnings growth, leverage ratio and other strategic plans of CDW. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those described in such statements. Although CDW believes that its plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, it can give no assurance that it will achieve those plans, intentions or expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Forward-Looking Statements" and "Risk Factors" in CDW's Annual Report on Form 10-K for the year ended December 31,

2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and subsequent filings with the US Securities and Exchange Commission. CDW undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Inquiries                    Media Inquires
Steven O’Brien                     Sara Granack
Vice President, Investor Relations         Vice President, Corporate Communications
(847) 968-0238                    (847) 419-7411
investorrelations@cdw.com                mediarelations@cdw.com

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